Exhibit 99.3

                  INSTRUCTION TO REGISTERED HOLDER AND/OR
                  BOOK-ENTRY TRANSFER FACILITY PARTICIPANT
                           FROM BENEFICIAL OWNER
                                     OF
                     METTLER-TOLEDO INTERNATIONAL INC.
                        4.85% SENIOR NOTES DUE 2010

To Registered Holders and/or Participant of the Book-Entry Transfer Facility:

     The undersigned hereby acknowledges receipt of the prospectus, dated ?, 2004, of Mettler-Toledo International Inc. ("Mettler-Toledo") and accompanying letter of transmittal, that together constitute Mettler-Toledo's offer to exchange $1,000 principal amount of 4.85% Senior Notes due 2010, which have been registered under the Securities Act of 1933, as amended, of Mettler-Toledo for each $1,000 principal amount of outstanding 4.85% Senior Notes due 2010 of Mettler-Toledo, of which $150,000,000 aggregate principal amount is outstanding.

     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the exchange offer with respect to the outstanding notes held by you for the account of the undersigned.

     The aggregate face amount of the outstanding notes held by you for the account of the undersigned is (FILL IN AMOUNT):

     $__________________ of 4.85% Senior Notes due 2010.

     With respect to the exchange offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

     |_| To TENDER ALL of the outstanding notes held by you for the account of the undersigned.

     |_| To TENDER the following outstanding notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OUTSTANDING NOTES TO BE TENDERED (IF ANY)): $________________ of 4.85% Senior Notes due 2010.

     |_| NOT to TENDER any outstanding notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender outstanding notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (1) the exchange securities acquired pursuant to the exchange offer are being acquired in the ordinary course of business of the undersigned, (2) the undersigned is not engaging in and does not intend to engage in a distribution of the exchange securities, (3) the undersigned does not have an arrangement or understanding with any person to participate in the distribution of such exchange securities, (4) the undersigned is not an "affiliate" of Mettler-Toledo or the guarantors within the meaning of Rule 405 under the Securities Act of 1933, as amended, and (5) the undersigned is not acting on behalf of any person who could not truthfully make the foregoing representations. If the undersigned is a broker-dealer that will receive exchange securities for its own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange securities. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange securities, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The undersigned acknowledges that if an executed copy of this letter of transmittal is returned, the entire principal amount of outstanding notes held for the undersigned's account will be tendered unless otherwise specified above.

     The  undersigned  hereby  represents and warrants that the undersigned
(1) owns the notes tendered and is entitled to tender such notes, and (2) has full power and authority to tender, sell, exchange, assign and transfer the outstanding notes and to acquire exchange securities issuable upon the exchange of such tendered notes, and that, when the same are accepted for exchange, Mettler-Toledo will acquire good and marketable title to the tendered notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right or restriction of any kind.

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                                 SIGN HERE

     Name of beneficial owner(s) (please print):
                                                ----------------------------
     Signature(s):
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     Address:
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     Telephone Number.
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     Taxpayer Identification Number or Social Security Number
                                                             ---------------
     Date:
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